Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

WASHINGTON, D.C. – February 28, 2023 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter and full year ended December 31, 2022.

Highlights for the Quarter Ended December 31, 2022:

•
Net income of $18.4 million, or $0.18 per share on a fully diluted basis
•
FFO of $30.9 million, or $0.30 per share on a fully diluted basis
•
FFO, as Adjusted of $30.0 million, or $0.29 per share on a fully diluted basis
•
CAD of $21.7 million
•
Sold a 10-property portfolio totaling approximately 668,000 leased square feet for approximately $205.3 million in gross proceeds (the “Disposition Portfolio”)
•
Through its joint venture (the “JV”), Easterly completed the acquisition of the previously announced 257,294 leased square foot outpatient facility leased to the Department of Veterans Affairs (VA) located in Phoenix, Arizona (“VA - Phoenix”). VA - Phoenix is the eighth property to be acquired in the previously announced portfolio of 10 newly constructed properties 100% leased to the VA under predominately 20-year firm term leases (the “VA Portfolio”)

Highlights for the Year Ended December 31, 2022:

•
Net income of $35.6 million, or $0.35 per share on a fully diluted basis
•
FFO of $129.7 million, or $1.27 per share on a fully diluted basis
•
FFO, as Adjusted of $128.9 million, or $1.26 per share on a fully diluted basis
•
CAD of $108.5 million
•
Completed the acquisition of, either directly or through the JV, seven properties for an aggregate pro rata contractual purchase price of approximately $252.2 million, comprised of $107.7 million of wholly owned acquisitions, and $144.5 million of pro rata acquisitions through the JV
•
Sold the Disposition Portfolio for approximately $205.3 million in gross proceeds
•
Successfully renewed 321,631 leased square feet of the Company's portfolio for a weighted average lease term of 19.3 years
•
Maintained a quarterly cash dividend of $0.265 per share
•
Grew the Company's sustainably certified portfolio through a combination of LEED, Energy Star or Green Globe® certifications, representing over 4.5 million square feet or approximately 45% of the portfolio
•
Selected as a 2022 Green Lease Leader by the U.S. Department of Energy’s Better Building Alliance and the Institute of Market Transformation

•
Released the Company's inaugural Environmental, Social, and Governance Report, which includes details on the Company's environmental and social goals, the Company's Environmental Management System (EMS), the Company's launch of its charitable giving program, its continued volunteer efforts, its focus on Diversity, Equity, and Inclusion (DEI), and a summary of the Company's governance policies, including the Board's commitment to seeking a diversity of views, experiences, skill sets, gender and ethnicity when selecting Board members
•
Issued 434,925 shares of the Company’s common stock through the Company’s $300.0 million ATM Program launched in December 2019 (the “December 2019 ATM Program”) at a net weighted average price of $21.63 per share, raising net proceeds to the Company of approximately $9.4 million
•
Expects to receive, as of the date of this release, aggregate net proceeds of approximately $92.5 million from the sale of an aggregate of 4,259,000 shares of the Company's common stock that have not yet been settled, including 2,309,000 shares pursuant to the August 11, 2021 underwritten public offering (the “Offering”), and 1,950,000 shares from sales under the December 2019 ATM Program, assuming these forward sales transactions are physically settled in full using a net weighted average combined initial forward sales price of $21.72 per share

“We spent much of 2022 strengthening the Easterly portfolio and fortifying our balance sheet,” said William C. Trimble, Easterly's Chief Executive Officer. “With 97% of our annualized lease income originating from the United States Federal Government, we feel well positioned as we navigate an evolving economic backdrop in 2023.”

Portfolio Operations

As of December 31, 2022, the Company or the JV owned 86 operating properties in the United States encompassing approximately 8.7 million leased square feet, including 85 operating properties that were leased primarily to U.S. Government tenant agencies and one operating property that is entirely leased to a private tenant. In addition, the Company wholly owned one property under re-development that the Company expects will encompass approximately 0.2 million rentable square feet upon completion. The re-development project, located in Atlanta, Georgia, is currently in design and, once complete, a 20-year lease with the General Services Administration (GSA) is expected to commence for the beneficial use of the U.S. Food and Drug Administration (FDA). As of December 31, 2022, the portfolio had a weighted average age of 13.8 years, based upon the date properties were built or renovated-to-suit, and had a weighted average remaining lease term of 10.3 years.

2022 Acquisitions and Dispositions

Acquisitions

On April 1, 2022, the Company acquired, through the JV, a VA mental health clinic located in Birmingham, Alabama (“VA - Birmingham”). VA - Birmingham, a 77,128 leased square foot mental health clinic, was the fifth property to be acquired in the VA Portfolio. VA - Birmingham provides enhanced services for the approximately 25,000 veterans in the surrounding region that were not previously offered in the former VA medical center. VA - Birmingham is leased directly to the VA pursuant to a 20-year lease that does not expire until October 2041.

On May 10, 2022, the Company acquired a 161,730 leased square foot Federal Records Center occupied by the National Archives and Records Administration (NARA) located in the Denver Metropolitan region (“NARA - Broomfield”). NARA - Broomfield, a build-to-suit warehouse constructed in 2012, is 100% leased to the GSA on behalf of NARA pursuant to a 20-year lease, which does not expire until May 2032. NARA - Broomfield is one of 18 facilities strategically located throughout the country that holds permanent and temporary records created by Federal agencies and courts across seven states. To ensure the preservation of these important documents,

NARA - Broomfield was specifically constructed to the exact needs of the National Archives, providing for optimal environmental controls, including the ability to maintain certain set points for both temperature and humidity.

On May 18, 2022, the Company acquired a field office occupied by the Federal Bureau of Investigation (FBI) located in Tampa, Florida (“FBI - Tampa”). FBI - Tampa is a 138,000 leased square foot FBI field office which oversees federal operations across 18 counties through six satellite offices in Brevard, Fort Myers, Lakeland, Orlando, Pinellas, and Sarasota, Florida. This build-to-suit property was completed in 2005 and is 100% leased to the GSA for the beneficial use of the FBI until November 2040. The FBI - Tampa field office is enhanced by a number of security features, including but not limited to perimeter fencing, controlled access, blast protection, security setbacks, vehicle barriers, magnetometers, and SCIF space.

On May 20, 2022, the Company acquired, through the JV, a VA outpatient facility located in Marietta, Georgia (“VA - Marietta”). At 76,882 leased square feet, VA - Marietta was the sixth property acquired in the VA Portfolio. The facility serves approximately 17,000 veterans who receive services in Cobb County and provides specialized support, including primary care, mental health, radiology, audiology, eye, and dental care. VA - Marietta is leased directly to the VA pursuant to a 20-year lease that does not expire until December 2041.

On July 14, 2022, the Company acquired, through the JV, a 67,793 leased square foot VA outpatient facility in Columbus, Georgia (“VA - Columbus”). With a 20-year non-cancelable lease term, VA - Columbus was the seventh property to be acquired in the VA Portfolio and provides an enhanced range of services to the approximately 30,000 surrounding veterans that reside close to the Georgia-Alabama state line.

On August 23, 2022, the Company acquired a 28,900 leased square foot U.S. District courthouse in Council Bluffs, Iowa (“JUD - Council Bluffs”). JUD - Council Bluffs is a build-to-suit facility constructed in 2021 and is 100% leased to the GSA on behalf of the U.S. District Court under a 20-year non-cancelable lease that does not expire until December 2041. The lease also features two five-year renewal options that, if exercised, would extend the lease until December 2051. The recently constructed facility is occupied by all three branches of government: the Judiciary includes a district clerk’s office, a bankruptcy clerk’s office, a probation and pre-trial services office, and the public defender’s office. Offices for both the US Attorneys and US Marshals Service represent the Executive Branch. Finally, district offices for Iowa’s two U.S. Senators represent the Legislative Branch.

On November 22, 2022, the Company acquired, through the JV, a brand new 257,294 leased square foot outpatient facility leased to the VA located in Phoenix, Arizona. Serving as one of the nation's largest VA outpatient facilities, VA - Phoenix was the eighth property acquired in the VA Portfolio. This five-story building with a 20-year non-cancelable lease term that does not expire until February 2042 is expected to serve half a million veterans. The facility includes multispecialty and telehealth clinics, an education center, pathology, and imaging. The second floor of the facility houses one of the largest outpatient mental health clinics in the region.

Dispositions

On November 1, 2022, Easterly announced it had entered into an agreement to sell a 10-property portfolio totaling approximately 668,000 leased square feet for approximately $205.3 million in gross proceeds. All assets within the Disposition Portfolio were sold by year end 2022. Assets within the Disposition Portfolio include:

•
DOI - Billings: A 149,110 leased square foot two-building office occupied by the U.S. Department of the Interior (DOI) and located in Billings, Montana
•
DOE - Lakewood: A 115,650 leased square foot office occupied by the U.S. Department of Energy (DOE) and located in Lakewood, Colorado
•
DHA - Aurora: A 101,285 leased square foot office occupied by the Defense Health Agency (DHA) and located in Aurora, Colorado

•
FDA - College Park: An 80,677 leased square foot laboratory occupied by the FDA and located in College Park, Maryland
•
OSHA - Sandy: A 75,000 leased square foot laboratory occupied by the Occupational Safety and Health Administration (OSHA) and located in Sandy, Utah
•
CBP - Sunburst: A 33,000 leased square foot office occupied by Customs and Border Protection (CBP) and located in Sunburst, Montana
•
VA - Baton Rouge: A 30,000 leased square foot outpatient facility occupied by the VA and located in Baton Rouge, Louisiana
•
MEPCOM - Jacksonville: A 30,000 leased square foot office occupied by Military Entrance Processing Command (MEPCOM) and located in Jacksonville, Florida
•
HRSA - Baton Rouge: A 27,569 leased square foot office occupied by the Health Resources and Services Administration (HRSA) and located in Baton Rouge, Louisiana
•
ICE - Pittsburgh: A 25,369 leased square foot office predominately occupied by U.S. Immigration and Customs Enforcement (ICE) and located in Pittsburgh, Pennsylvania

Balance Sheet and Capital Markets Activity

As of December 31, 2022, the Company had total indebtedness of approximately $1.3 billion comprised of $65.5 million outstanding on its revolving credit facility, $100.0 million outstanding on its 2016 term loan facility, $150.0 million outstanding on its 2018 term loan facility, $700.0 million of senior unsecured notes, and $240.6 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At December 31, 2022, Easterly’s outstanding debt had a weighted average maturity of 5.6 years and a weighted average interest rate of 3.7%. As of December 31, 2022, Easterly’s Net Debt to total enterprise value was 45.9% and its Adjusted Net Debt to annualized quarterly pro forma EBITDA ratio was 7.1x.

As of the date of this release, the Company expects to receive aggregate net proceeds of approximately $92.5 million from the sale of an aggregate of 4,259,000 shares of the Company's common stock that have not yet been settled, including 2,309,000 shares pursuant to the Offering, and 1,950,000 shares from sales under the Company's December 2019 ATM Program, assuming these forward sales transactions are physically settled in full using a net weighted average combined initial forward sales price of $21.72 per share.

Dividend

On February 22, 2023, the Board of Directors of Easterly approved a cash dividend for the fourth quarter of 2022 in the amount of $0.265 per common share. The dividend will be payable March 21, 2023 to shareholders of record on March 9, 2023.

Subsequent Events and Pro Forma Metrics

On January 26, 2023, the Company paid off the full $15.7 million outstanding balance of the mortgage on DEA - Pleasanton.

On February 3, 2023 the Company entered into three SOFR-based interest rate swaps, each with a notional value of $100.0 million, that were designated as cash flow hedges of interest rate risk. These interest rate swaps will become effective as the Company's existing swaps mature in June and September 2023, and will mature in 2024 and 2025. As a result of the interest rate swaps entered into on February 3, 2023, and by assuming a fully drawn 2018 term loan facility balance of $200.0 million, the Company extended the maturity of its interest rate swaps from a weighted average maturity of less than six months to a weighted average maturity of over 25 months, effectively extending the certainty of the Company's fixed rate 2016 and 2018 term loan schedules by more than 19 months.

Guidance

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2023

The Company is introducing its guidance for full-year 2023 Core FFO per share on a fully diluted basis in a range of $1.12 - $1.15. The Company has historically presented guidance for FFO, as defined by Nareit, but believes Core FFO more accurately reflects the ongoing operational and financial performance of the Company's core business.

	Low	High
Net income (loss) per share – fully diluted basis	$0.19	0.22
Plus: Company's share of real estate depreciation and amortization	$0.92	0.92
FFO per share – fully diluted basis	$1.11	1.14
Plus: Company's share of depreciation of non-real estate assets	$0.01	0.01
Core FFO per share – fully diluted basis	$1.12	1.15

This guidance assumes (i) the closing of VA - Corpus Christi, a property within the VA Portfolio, at the Company's pro rata share of approximately $21 million, and (ii) up to $15 million of gross development-related investment during 2023.

A reconciliation of 2022 and 2021 FFO to Core FFO can be found on Page 12 of this Earnings Release.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release following the consolidated financial statements. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time. We present certain financial information and metrics “at Easterly’s Share,” which is calculated on an entity-by-entity basis. “At Easterly’s Share” information, which we also refer to as being “at share,” “pro rata,” or “our share” is not, and is not intended to be, a presentation in accordance with GAAP.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items, nonrecurring expenditures and the unconsolidated real estate venture’s allocated share of these adjustments. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Core Funds from Operations (Core FFO) adjusts FFO to present an alternative measure of the Company's operating performance, which, when applicable, excludes items which it believes are not representative of ongoing operating results, such as liability management related costs (including losses on extinguishment of debt and modification costs), catastrophic event charges, depreciation of non-real estate assets, and the unconsolidated real estate venture's allocated share of these adjustments. In future periods, the Company may also exclude other items from Core FFO that it believes may help investors compare its results. The Company believes Core FFO more accurately reflects the ongoing operational and financial performance of the Company's core business.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization, (gain) loss on the sale of operating properties, impairment loss, and the unconsolidated real estate venture’s allocated share of these adjustments. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO includes the Company’s share of FFO generated by unconsolidated affiliates. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of the Company's operating performance, which, when applicable, excludes the impact of losses on extinguishment of debt, depreciation of non-real estate assets, acquisition costs, straight-line rent and other non-cash adjustments, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation, amortization of above-/below-market leases, and the unconsolidated real estate venture’s allocated share of these adjustments. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Net Debt and Adjusted Net Debt. Net Debt represents the Company's consolidated debt and its share of unconsolidated debt adjusted to exclude its share of unamortized premiums and discounts and deferred financing fees, less its share of cash and cash equivalents and property acquisition closing escrow, net of deposit. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 25 of the Company’s Q4 2022 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and may be presented on a pro forma basis. Accordingly, the Company's method may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 10:00 am Eastern time on February 28, 2023 to review the fourth quarter and year ended 2022 performance, discuss recent events and conduct a question-and-answer session. A live webcast will be available in the Investor Relations section of the Company’s website. Shortly after the webcast, a replay of the webcast will be available on the Investor Relations section of the Company's website for up to twelve months. Please note that the full text of the press release and supplemental information package are also available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE: DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Supervisory Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with our joint venture activities; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; adverse impacts from COVID-19 or any future pandemic, epidemic or outbreak of any other highly infectious disease on the U.S., regional and global economies and on our financial condition and results of operations; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2022, to be filed with the Securities and Exchange Commission (SEC) on or about February 28, 2023, and under the heading “Risk Factors” in our other public filings. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	December 31, 2022	December 31, 2021
Assets
Real estate properties, net	$2,285,308	$2,399,188
Cash and cash equivalents	7,578	11,132
Restricted cash	9,696	9,011
Tenant accounts receivable	58,835	58,733
Investment in unconsolidated real estate venture	271,644	131,840
Intangible assets, net	157,282	186,307
Interest rate swaps	4,020	-
Prepaid expenses and other assets	35,022	29,901
Total assets	$2,829,385	$2,826,112

Liabilities
Revolving credit facility	65,500	14,500
Term loan facilities, net	248,972	248,579
Notes payable, net	696,052	695,589
Mortgage notes payable, net	240,847	252,421
Intangible liabilities, net	16,387	19,718
Deferred revenue	83,309	87,134
Interest rate swaps	-	5,700
Accounts payable, accrued expenses and other liabilities	67,336	60,890
Total liabilities	1,418,403	1,384,531

Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 90,814,021 and 90,147,868 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	908	901
Additional paid-in capital	1,622,913	1,604,712
Retained earnings	93,497	62,023
Cumulative dividends	(475,983)	(379,895)
Accumulated other comprehensive income (loss)	3,546	(5,072)
Total stockholders' equity	1,244,881	1,282,669
Non-controlling interest in Operating Partnership	166,101	158,912
Total equity	1,410,982	1,441,581
Total liabilities and equity	$2,829,385	$2,826,112

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues
Rental income	$70,250	$69,676	$284,488	$267,389
Tenant reimbursements	2,244	1,441	5,920	5,187
Asset management income	467	136	1,409	136
Other income	545	384	1,789	2,148
Total revenues	73,506	71,637	293,606	274,860

Expenses
Property operating	17,970	15,115	66,781	56,693
Real estate taxes	7,047	7,964	30,900	30,429
Depreciation and amortization	24,702	23,651	98,254	91,266
Acquisition costs	431	451	1,370	1,939
Corporate general and administrative	6,966	6,053	24,785	23,522
Total expenses	57,116	53,234	222,090	203,849

Other income (expense)
Income from unconsolidated real estate venture	1,088	271	3,374	271
Interest expense, net	(12,648)	(10,893)	(47,378)	(38,632)
Gain on the sale of operating properties	13,590	-	13,590	1,307
Impairment loss	-	-	(5,540)	-
Net income	18,420	7,781	35,562	33,957

Non-controlling interest in Operating Partnership	(2,126)	(892)	(4,088)	(3,899)
Net income available to Easterly Government
Properties, Inc.	$16,294	$6,889	$31,474	$30,058

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.18	$0.08	$0.34	$0.35
Diluted	$0.18	$0.08	$0.34	$0.35

Weighted-average common shares outstanding:
Basic	90,772,706	86,228,075	90,613,966	84,043,012
Diluted	91,136,238	86,883,770	90,948,701	84,619,390

Net income, per share - fully diluted basis	$0.18	$0.08	$0.35	$0.36

Weighted average common shares outstanding -
fully diluted basis	102,846,963	97,498,977	102,433,575	95,035,934

EBITDA

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income	$18,420	$7,781	$35,562	$33,957
Depreciation and amortization	24,702	23,651	98,254	91,266
Interest expense	12,648	10,893	47,378	38,632
Tax expense	585	128	931	525
Gain on the sale of operating properties	(13,590)	-	(13,590)	(1,307)
Impairment loss	-	-	5,540	-
Unconsolidated real estate venture allocated share of above adjustments	1,703	381	5,206	381
EBITDA	$44,468	$42,834	$179,281	$163,454

Pro forma adjustments(1)	(853)
Pro forma EBITDA	$43,615

1 Pro forma assuming a full quarter of operations from the one property acquired in the fourth quarter of 2022 and as if the ten properties disposed of in the fourth quarter of 2022 were disposed of at the beginning of the quarter.

FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net income	$18,420	$7,781	$35,562	$33,957
Depreciation of real estate assets	24,453	23,628	97,262	91,189
Gain on the sale of operating properties	(13,590)	-	(13,590)	(1,307)
Impairment loss	-	-	5,540	-
Unconsolidated real estate venture allocated share of above adjustments	1,585	362	4,937	362
FFO	$30,868	$31,771	$129,711	$124,201
Adjustments to FFO:
Loss on extinguishment of debt	20	-	20	-
Natural disaster event expense, net of recovery	87	8	96	154
Depreciation of non-real estate assets	249	23	992	77
Unconsolidated real estate venture allocated share of above adjustments	17	-	66	-
Core FFO	$31,241	$31,802	$130,885	$124,432
Adjustments to Core FFO:
Acquisition costs	431	451	1,370	1,939
Straight-line rent and other non-cash adjustments	(970)	(100)	(410)	(4,417)
Amortization of above-/below-market leases	(732)	(1,020)	(3,105)	(4,589)
Amortization of deferred revenue	(1,484)	(1,399)	(5,797)	(5,616)
Non-cash interest expense	240	262	934	1,369
Non-cash compensation	1,644	1,350	6,536	5,050
Natural disaster event expense, net of recovery	(87)	(8)	(96)	(154)
Unconsolidated real estate venture allocated share of above adjustments	(288)	(54)	(1,389)	(54)
FFO, as Adjusted	$29,995	$31,284	$128,928	$117,960

FFO, per share - fully diluted basis	$0.30	$0.33	$1.27	$1.31
Core FFO, per share - fully diluted basis	$0.30	$0.33	$1.28	$1.31
FFO, as Adjusted, per share - fully diluted basis	$0.29	$0.32	$1.26	$1.24

FFO, as Adjusted	$29,995	$31,284	$128,928	$117,960
Acquisition costs	(431)	(451)	(1,370)	(1,939)
Principal amortization	(1,149)	(1,285)	(5,091)	(4,233)
Maintenance capital expenditures	(4,648)	(2,976)	(9,771)	(9,281)
Contractual tenant improvements	(2,045)	(291)	(4,134)	(2,459)
Unconsolidated real estate venture allocated share of above adjustments	(35)	-	(35)	-
Cash Available for Distribution (CAD)	$21,687	$26,281	$108,527	$100,048

Weighted average common shares outstanding - fully diluted basis	102,846,963	97,498,977	102,433,575	95,035,934

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

December 31, 2022
Total Debt(1)	$1,256,112
Less: Cash and cash equivalents	(7,818)
Net Debt	$1,248,294
Less: Adjustment for development projects(2)	(13,413)
Adjusted Net Debt	$1,234,881

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 6.